Exhibit 32.1

Certification Pursuant To Section 906 of the Sarbanes-Oxley Act of 2002,

18 U.S.C. Section 1350

In connection with the Quarterly Report of Rubicon Technology, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2018	By:	/s/ Timothy E. Brog
Timothy E. Brog
President and Chief Executive Officer

Date: November 13, 2018	By:	/s/ Inga A. Slavutsky
Inga A. Slavutsky
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.